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NEWS RELEASE                                                       Exhibit 99.1

For further information contact:

Kerry J. Chauvin                                         Joseph "Duke" Gallagher
Chief Executive Officer                                  Chief Financial Officer
(504) 872-2100                                                    (504) 872-2100
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FOR IMMEDIATE RELEASE
MONDAY, JULY 2, 2001



                         GULF ISLAND FABRICATION, INC.
                            TO RELEASE EARNINGS AND
                         HOLD QUARTERLY CONFERENCE CALL


     Houma, LA - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) announced today that it is scheduled to report second quarter earnings during morning market hours on Wednesday, July 25, 2001.

     The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, July 26, 2001 at 9:00 a.m. CST, 10:00 a.m. EST, to discuss the Company's financial results for the six months ended June 30, 2001.

     The call is accessible to the public by telephone. To participate in the conference call, please dial (888) 868-9080 approximately 10 minutes prior to the conference call start time.

     If you are unable to participate, a replay of the conference call will be available through Thursday, August 9, 2001 and may be accessed by dialing (877) 519-4471, using the replay PIN# 2698294.

     Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, steel warehousing and sales.